Exhibit 99.2

ACADIA
HEALTHCARE


Coastal Pines
BEHAVIORAL HEALTH
Coastal Pines Behavioral Health
St. Augustine, Florida

# 2026 Earnings – 3rd Quarter

November 5, 2026

ACADIA
HEALTHCARE

# Safe Harbor

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our strategy, growth and anticipated operating results for future periods. Generally, words such as "may," "will," "should," "could," "anticipate," "expect," "intend," "estimate," "plan," "continue" and "believe" or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties, and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia's ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions or delays in payments received by Acadia from government, commercial and other third-party payors or denials of claims for payment, including, without limitation, because of the significant changes to Medicaid financing mechanisms introduced by the One Big Beautiful Bill Act (the "OBBBA") enacted on July 4, 2025; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) changes in expectations resulting from actuarial and other reviews of Acadia's liability reserves and other aspects of its business; (vii) potential disruptions to our information technology systems or adverse impacts of a cybersecurity incident; and (viii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes, including, without limitation, due to the OBBBA's introduction of work or community engagement requirements in the Medicaid expansion population; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia's periodic reports and other filings with the Securities and Exchange Commission.

Unless the context otherwise requires, all references herein to "Acadia," "Acadia Healthcare," "the Company," "we," "us" or "our" mean Acadia Healthcare Company, Inc. and its consolidated subsidiaries. Acadia Healthcare Company, Inc. is a holding company whose direct and indirect subsidiaries conduct healthcare and management operations. The terms "facilities," "centers," "clinics" and "hospitals" refer to entities owned, operated or managed by subsidiaries of Acadia Healthcare Company, Inc. References herein to "employees" refer to employees of subsidiaries of Acadia Healthcare Company, Inc.

This presentation contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States ("GAAP") in the statements of income, balance sheets or statements of cash flow of the Company. We present non-GAAP financial measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Reconciliations of these non-GAAP measures are included in our filings with the SEC and at the end of this presentation.

# Strong performance in Q3

## Key themes from Q3

| Theme | Details |
| --- | --- |
| **Achieved strong results and raised 2026 outlook** | • 3Q26 Revenue, Adj. EBITDA, and Adj. EPS **exceeded expectations**<br>• **Raising 2026 Guidance** for Revenue ($3.44 – $3.46B), Adj. EBITDA ($615 – $625M), Adj. EPS ($1.70 – $1.80), Operating Cash Flows ($375 – $400M), and reducing 2026 Guidance for Capital Expenditures ($210 – $230M) |
| **Continued to expand access to care** | • **Added 220 licensed beds,** including a 144-bed de novo facility near Jacksonville, FL and 76 beds at existing facilities<br>• Continued positive momentum with **Acute facilities opened from 2023 – 2026**; expect to deliver approximately **$60M of incremental EBITDA** from these facilities in 2027 compared to 2026 |
| **Focus on execution and fiscal discipline** | • **Generated strong Free Cash Flow;** reduced our debt balance and leverage<br>• Maintained disciplined approach to **operational excellence** and **corporate expenses** |

# Third Quarter 2026 Results

| | 3Q 2026 Results | 3Q 2025 Results | % Change |
|---|---|---|---|
| **Revenue** | $895 | $852 | 5% |
| **Adj. EBITDA** | $176 | $173 | 2% |
| **Adj. EPS** | $0.60 | $0.72 | (17)% |
| **Operating Cash Flow** | $98 | $73 | 34% |
| **Total Capital Expenditures** | $51 | $136 | (63)% |

$ in Millions, except per share values

# Revenue Bridge

3Q25 Actual to 3Q26 Actual



Revenue
$ in Millions
Same Facility
Non-Same Facility[2]
$852
(8)
(4)
56
11
(11)
$895
Q3 25 Actual
NY MDCD[1]
Bad Debts & Denials
Core Growth
LTM Startups
Closures
Q3 26 Actual

Note: all bridge amounts shown are on an approximate basis. Numbers may not add due to rounding.

1. New York Medicaid has implemented restrictions and administrative practices that limit certain beneficiaries from receiving treatment outside of New York. These practices have impacted, and will continue to impact, several of our specialty facilities in Pennsylvania located near the New York border
2. Represents the portion of revenue for the periods presented for facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

# Adjusted EBITDA Bridge

3Q25 Actual to 3Q26 Actual



Adj. EBITDA
$ in Millions
Same Facility
Non-Same Facility[2]
$173
(6)
(11)
(4)
34
(12)
4
(2)
$176
Q3 '25
NY MDCD
PLGL[1]
Bad Debts & Denials
Core Growth
LTM Startups
Closures
Corporate G&A
Q3 '26

Note: all bridge amounts shown are on an approximate basis. Numbers may not add due to rounding.

1. Professional and General Liability ("PLGL") Expenses increase over 2025 includes budgeted ~$11M increase in PLGL costs
2. Represents the portion of EBITDA for the periods presented associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year, as well as general and administrative costs related to our corporate functions.

# Same Facility Volume Growth Drivers

3Q26 Actual

**Same Facility Patient Day Growth[1]**

% Growth


1.6%
2.1%
(2.6)%
1.1%
Legacy Facility Growth[2]
+
'23 - '25 Ramping Facilities
+
NY MDCD
=
Same Facility Patient Day Growth

Note: all bridge amounts shown are on an approximate basis. Numbers may not add due to rounding

1. Includes Acute, RTC and Specialty service lines
2. Refers to pre-2023 facilities

# Same Facility Revenue per Patient Day Drivers

3Q26 Actual

## Same Facility Revenue per Patient Day

% Growth



3.3%
1.1%
(0.4)%
4.0%
Underlying Rate Growth
+
Mix Shift
+
Bad Debts & Denials
=
Same Facility Revenue per Patient Day

Note: all bridge amounts shown are on an approximate basis. Numbers may not add due to rounding

ACADIA HEALTHCARE

# New facility openings represent $200M incremental EBITDA opportunity

**Bed adds by year**[1]

# of Beds



+1,861
12,849
10,988
200
665
707
289
289
1,572
10,988
Gross bed adds: 595
Gross bed adds: 852
Gross bed adds: 1,089
Gross bed adds: ~550
Total beds as of EOY 2022
2023 net bed adds
2024 net bed adds
2025 net bed adds
2026 estimated net bed adds²
Pro-Forma '26 Bed Count
Projected
Actual beds added
Starting

At full maturity, 2023-2026 de novo/JV cohorts represent **$200M incremental EBITDA relative to 2025.**

We expect to deliver approximately $60M of incremental EBITDA from these cohorts in 2027 compared to 2026.

1. Source: Company Financials. Bed counts include JVs, De Novos, and Expansions
2. Accounts for recent 251 bed closures due to NY MOCD and other factors

# Total Capital Expenditures and Cash Flow from Operations

3Q25 Actual to 3Q26 Actual

## Total Capital Expenditures

$ in Millions



-85
$136
111
25
$51
15
36
3Q25
3Q26
Growth CapEx
Routine CapEx

## Cash Flow from Operations

$ in Millions



+25
$73
$98
3Q25
3Q26
Cash Flow from Operations

**3Q26 Free Cash Flow[1] of $47M improved by $110M compared to 3Q25**

1. Calculated as Cash Flow from Operations less Total Capital Expenditures. Numbers may not add due to rounding

# Key Balance Sheet Statistics

## Debt Balances as of September 30, 2026

$ in Millions



$2,400
(150)
$2,250
Gross Debt[1]
Cash[3]
Net Debt[1]

- Net Leverage[2] is ~**3.9x** TTM September 30, 2026 Adjusted EBITDA
- Expected end of 2026 Net Leverage[2] Ratio between **3.6x – 3.8x**
- Total Cash & Cash Equivalents of $163M as of September 30, 2026

1. Gross Debt is a non-GAAP measure calculated as total outstanding principal of $2,366.5 million plus finance lease liabilities of $11.7 million and letters of credit and surety bonds of $21.6 million, and excludes unamortized debt issuance costs, discounts and premiums; Net debt is gross debt less cash and cash equivalents on our balance sheet, with a maximum of $150 million cash offset allowed by the Credit Agreement
2. Net leverage ratio is calculated as net debt divided by Adjusted EBITDA, as defined in the Credit Agreement
3. Maximum of $150 million cash offset for net debt and leverage calculation per Credit Agreement

# Full Year 2026 Guidance

| | Full Year 2026 Guidance *(November)* | Full Year 2026 Guidance *(July)* | Change at Midpoint |
|---|---|---|---|
| **Revenue** | $3,440 – $3,460 | $3,400 – $3,450 | +$25 |
| **Adj. EBITDA** | $615 – $625 | $590 – $615 | +$18 |
| **Adj. EPS** | $1.70 – $1.80 | $1.45 – $1.60 | +$0.23 |
| **Operating Cash Flow** | $375 – $400 | $350 – $400 | +$13 |
| **Capital Expenditures** | $210 – $230 | $235 – $255 | ($25) |

$ in Millions, except per share values

ACADIA HEALTHCARE

# Full Year 2026 Guidance Assumptions

| | Assumption | Change at Midpoint |
|---|---|---|
| **Same Facility Patient Day Growth** | 1 – 2% | - |
| **Same Facility Revenue per Patient Day Growth** | 2.5 – 3.5% | 0.5% |
| **Total Bed Additions** | ~550 | - |
| **Startup Losses** | $45 – $47 | ($1) |
| **Depreciation and Amortization Expense** | $203 – $208 | $5 |
| **Interest Expense** | $148 – $153 | ($9) |
| **Stock Compensation Expense** | $35 – $40 | ($5) |
| **Tax Rate** | ~26% | - |

$ in Millions

ACADIA
HEALTHCARE

# Revenue by Service Line

| | Three Months Ended September 30, | | |
|---|---|---|---|
| | **2026** | **2025** | **% Change** |
| Acute Inpatient Psychiatric Facilities | $525 | $472 | 11% |
| Specialty Treatment Facilities | $136 | $148 | (8%) |
| Comprehensive Treatment Centers | $141 | $145 | (2%) |
| Residential Treatment Centers | $93 | $88 | 7% |
| **Total Revenue** | **$895** | **$852** | **5%** |

$ in Millions. Numbers may not add due to rounding

# Adjusted EBITDA Reconciliation

| | Three Months Ended September 30, | | | | Nine Months Ended September 30, | | | |
|---|---|---|---|---|---|---|---|---|
| | 2026 | | 2025 | | 2026 | | 2025 | |
| | | | (in thousands) | | | | | |
| Net income attributable to Acadia Healthcare Company, Inc. | $ | 34,486 | $ | 36,246 | $ | 49,519 | $ | 74,747 |
| Net income attributable to noncontrolling interests | | 4,164 | | 2,071 | | 5,855 | | 10,570 |
| Provision for income taxes | | 17,818 | | 1,668 | | 34,065 | | 18,139 |
| Interest expense, net | | 37,278 | | 36,619 | | 113,786 | | 100,939 |
| Depreciation and amortization | | 53,134 | | 47,468 | | 155,987 | | 143,495 |
| EBITDA | | 146,880 | | 124,072 | | 359,212 | | 347,890 |
| Adjustments: | | | | | | | | |
| Equity-based compensation expense (a) | | 9,246 | | 6,031 | | 28,192 | | 25,257 |
| Transaction, legal and other costs (b) | | 23,739 | | 42,919 | | 68,331 | | 138,416 |
| Debt extinguishment costs (c) | | — | | — | | — | | 1,269 |
| Legal settlements (gain) expense (d) | | (7,151) | | — | | 6,600 | | 3,504 |
| Loss on impairment (e) | | 3,546 | | — | | 10,910 | | 1,452 |
| Loss (gain) on sale of property (f) | | 189 | | — | | (3,392) | | (8,715) |
| Adjusted EBITDA | $ | 176,449 | $ | 173,022 | $ | 469,853 | $ | 509,073 |
| Corporate general and administrative costs (g) | | (39,713) | | (37,757) | | (119,475) | | (114,464) |
| Total Facility Adjusted EBITDA | | 216,162 | | 210,779 | | 589,328 | | 623,537 |
| De novos, acquisitions, and closed facilities (h) | | (12,641) | | (4,774) | | (39,902) | | (16,036) |
| Same Facility Adjusted EBITDA | $ | 228,803 | $ | 215,553 | $ | 629,230 | $ | 639,573 |

Reference footnotes on Pages 18-21

# Adjusted Earnings per Share Reconciliation

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2026 | 2025 | 2026 | 2025 |
| | (in thousands, except per share amounts) | | | |
| Net income attributable to Acadia Healthcare Company, Inc. | $ 34,486 | $ 36,246 | $ 49,519 | $ 74,747 |
| Adjustments to income: | | | | |
| Transaction, legal and other costs (b) | 23,739 | 42,919 | 68,331 | 138,416 |
| Debt extinguishment costs (c) | — | — | — | 1,269 |
| Legal settlements (gain) expense (d) | (7,151) | — | 6,600 | 3,504 |
| Loss on impairment (e) | 3,546 | — | 10,910 | 1,452 |
| Loss (gain) on sale of property (f) | 189 | — | (3,392) | (8,715) |
| Provision for income taxes | 17,818 | 1,668 | 34,065 | 18,139 |
| Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. | 72,627 | 80,833 | 166,033 | 228,812 |
| Income tax effect of adjustments to income (i) | 18,022 | 16,005 | 43,036 | 52,215 |
| Adjusted income attributable to Acadia Healthcare Company, Inc. | 54,605 | 64,828 | 122,997 | 176,597 |
| Weighted-average shares outstanding - diluted | 91,746 | 90,584 | 91,452 | 91,255 |
| Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share | $ 0.60 | $ 0.72 | $ 1.34 | $ 1.94 |

Reference footnotes on Pages 18-21

# Other Information (1/4)

We have included certain financial measures in this presentation, including those listed below, which are "non-GAAP financial measures" as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

- EBITDA: net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.
- Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, debt extinguishment costs, legal settlements expense, loss on impairment and gain on sale of property, net.
- Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, debt extinguishment costs, legal settlements expense, loss on impairment, gain on sale of property, net, and provision for income taxes.
- Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.
- Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.
- Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company's historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

# Other Information (2/4)

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors' understanding of the Company's underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or contraction.

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

# Other Information (3/4)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because we believe that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to Acadia's equity holders or reinvestment into the Company's business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) legal, accounting, and other acquisition-related costs; (3) termination and restructuring costs; and (4) management transition costs. Government investigations include legal fees and settlement costs related to certain litigation. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($0.1 million and $0.5 million for the three months ended September 30, 2026 and 2025, respectively, and $0.5 million and $1.9 million for the nine months ended September 30, 2026 and 2025, respectively); and legal and settlement costs incurred related to certain litigation not included in government investigations ($3.2 million and $0.4 million for the three months ended September 30, 2026 and 2025, respectively, and $12.9 million and $(2.3) million for the nine months ended September 30, 2026 and 2025, respectively). Termination and restructuring costs include costs, net of gains, incurred related to workforce reductions, contract amendments, and the closure and disposition of certain facilities, including related lease terminations. Management transition costs consist primarily of severance benefits incurred with the departure of the Company's former Chief Executive Officer, Christopher H. Hunter. The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because we believe that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2026 | 2025 | 2026 | 2025 |
| | (in thousands) | | | |
| Government investigations | $ 18,269 | $ 38,737 | $ 38,162 | $ 123,274 |
| Legal, accounting and other acquisition-related costs | 3,374 | 976 | 13,414 | (304) |
| Termination and restructuring costs | 2,096 | 3,206 | 12,842 | 15,446 |
| Management transition costs | — | — | 3,913 | — |
| Transaction, legal, and other costs | $ 23,739 | $ 42,919 | $ 68,331 | $ 138,416 |

(c) Represents debt extinguishment costs recorded during the first quarter of 2025 in connection with the refinancing of the prior credit facility. Debt extinguishment is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

# Other Information (4/4)

(d) Legal settlements gain for the three months ended September 30, 2026 primarily related to the receipt of insurance proceeds in excess of payment of attorneys' fees and expenses to plaintiffs' counsel in connection with the settlement of derivative cases against the Company. Legal settlements expense for the nine months ended September 30, 2026, relates to costs associated with the settlement of *Sandoval v. Acadia Healthcare Company, Inc., Marin County Super. Ct. No. CIV1802171,* partially offset by the receipt of insurance proceeds in excess of payment of attorneys' fees and expenses to plaintiffs' counsel in connection with the settlement of derivative cases against the Company. Legal settlements expense for the nine months ended September 30, 2025, relates to costs associated with the Desert Hills litigation. Legal settlements expense is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

(e) Represents non-cash impairment charges. Non-cash impairment charges are excluded from Adjusted EBITDA because we believe that these charges are unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

(f) Represents loss (gain) on facility property sales. Net gains from facility property sales are excluded from Adjusted EBITDA because we believe that these gains are unrelated to Acadia's day-to-day business operations and not indicative of Acadia's ongoing operating results.

(g) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(h) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(i) Represents the income tax effect of adjustments to income based on tax rates of 24.8% and 19.8% for the three months ended September 30, 2026 and 2025, respectively, and 25.9% and 22.8% for the nine months ended September 30, 2026 and 2025, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.